As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3228472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1525 Kautz Road, Suite 600

West Chicago, IL 60185

(217) 228-6011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Martin

Chief Financial Officer

1525 Kautz Road, Suite 600

West Chicago, IL 60185

(217) 228-6011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Kaufman

Thompson Coburn LLP

55 East Monroe Street

Chicago, IL 60603

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 1, 2024

PROSPECTUS

TITAN INTERNATIONAL, INC.

Up to 11,921,766 shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders (which term as used in this prospectus, includes their respective transferees, pledgees, distributees, donees, and successors–in–interest) named herein of up to 11,921,766 shares of our common stock, par value $0.0001 per share (“common stock”). The registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of the securities. We are not offering any shares of common stock under this prospectus and will not receive any of the proceeds from sales or other dispositions of the shares of common stock under this prospectus.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. We will also bear up to $30,000 of fees and disbursements of one outside counsel for the selling stockholders, fees and expenses payable to a qualified independent underwriter (if required), and other fees and disbursements of underwriters customarily paid by issuers of securities, in each case as described in the Stockholders Agreement (as defined herein). The selling stockholders will bear any underwriting discounts or selling commissions related to the securities registered hereby and other expenses of the selling stockholders not specifically covered by the terms of the Stockholders Agreement. See “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “TWI”. On October 31, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $6.44 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of this prospectus and in any applicable prospectus supplement for a discussion of risks that you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement utilizing the “shelf registration” process that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholders may offer and sell the securities described in this prospectus from time to time in one or more transactions.

You should rely only on the information provided in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Information Incorporated by Reference.” Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus, and neither we nor the selling stockholders take responsibility for any other information that others may give you. The selling stockholders are offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus, respectively, is accurate at any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition, results of operations or prospects. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. You should carefully read this entire prospectus, any accompanying prospectus supplement and any free writing prospectus, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

Except as otherwise indicated and unless the context otherwise requires, throughout this prospectus the words “the Company,” “Titan,” “our company,” “we,” “us” and “our” refer to Titan International, Inc. and its subsidiaries and “Titan International” refers to Titan International, Inc., not including its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements, which are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. Readers can identify these statements by the fact that they do not relate strictly to historical or current facts. The Company has tried to identify forward-looking statements in this prospectus by using words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among other items, statements relating to the following:

•	the Company’s future financial performance;

•	anticipated trends in the Company’s business;

•	expectations with respect to the end-user markets into which the Company sells its products (including agricultural equipment, earthmoving/construction equipment, and consumer products);

•	future expenditures for capital projects and future stock repurchases;

•	the Company’s ability to continue to control costs and maintain quality;

•	the Company’s ability to meet conditions of loan agreements, indentures and other financing documents;

•	the Company’s business strategies, including its intention to introduce new products;

•	expectations concerning the performance and success of the Company’s existing and new products; and

•

the Company’s intention to consider and pursue acquisition and divestiture opportunities and the expectations related to acquisitions that the Company has recently effected, in particular the Carlstar acquisition, which could significantly impact the Company’s financial results if actual results from the Carlstar acquisition differ from anticipated results.

Actual results could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various factors, including:

•

the effect of the geopolitical instability resulting from the military conflicts between Russia and Ukraine on our Russian and global operations, and between Israel and Hamas on increased costs and ancillary impacts on our global operations;

•	Uncertainties from political or electoral changes in the United States, Europe and elsewhere;

•	the effect of a recession or depression on the Company and its customers and suppliers;

•	the effect of the market demand cycles on the Company’s sales, which may have significant fluctuations;

•	changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise;

•	changes in the marketplace, including new products and pricing changes by the Company’s competitors;

•	the Company’s ability to maintain satisfactory labor relations;

•	the Company’s ability to operate in accordance with its business plan and strategies;

•	unfavorable outcomes of legal proceedings;

•

the Company’s ability to comply with current or future regulations applicable to the Company’s business and the industry in which it competes or any actions taken or orders issued by regulatory authorities;

•	availability and price of raw materials;

•	availability and price of supply chain logistics and freight;

•	levels of operating efficiencies;

•	the effects of the Company’s indebtedness and its compliance with the terms of its various indentures and credit agreements;

•	changes in the interest rate environment and their effects on the Company’s outstanding indebtedness;

•	unfavorable product liability and warranty claims;

•	actions of domestic and foreign governments, including the imposition of additional tariffs and approval of tax credits or other incentives;

•	geopolitical and economic uncertainties relating to the countries in which the Company operates or does business;

•	risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses;

•	results of investments, and the realization of projected synergies;

•	the effects of potential processes to explore various strategic transactions, including potential dispositions;

•	fluctuations in currency translations;

•	climate change and related laws and regulations;

•	risks associated with environmental laws and regulations and increased attention to ESG matters;

•

risks related to the Company’s previously announced intention to negotiate a possible increase in the amount of the Company’s common stock that American Industrial Partners and its affiliates may acquire under the Stockholders Agreement dated February 29, 2024 among the Company, Carlstar Intermediate Holdings I LLC, AIPCF V Feeder CTP Tire, LLC and AIPCF V Feeder C (Cayman), LP and the Company’s obligations under that agreement to file a resale registration statement with the Securities and Exchange Commission (the SEC) to facilitate sales of its shares by American Industrial Partners thereunder;

•	risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; and

•	risks related to financial reporting, internal controls, tax accounting, and information systems, including cybersecurity threats.

The forward-looking statements contained in this prospectus are based on the Company’s current expectations and assumptions about future events and are subject to a number of risks, uncertainties, and changes in circumstances that are difficult to predict, including those in the section entitled “Risk Factors,” certain of which are beyond the Company’s control. Any changes in such factors could lead to significantly different results. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on the Company’s ability to achieve the results as indicated in forward-looking statements.

Forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information and assumptions contained in this document will in fact transpire. The reader should not place undue reliance on the forward-looking statements included in this prospectus and any accompanying prospectus supplement or that may be made elsewhere from time to time by the Company, or on its behalf. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

The Company

Titan International, Inc., together with its subsidiaries, is a global wheel, tire, and undercarriage industrial manufacturer and supplier that services customers across the globe. As a leading manufacturer in the off-highway industry, Titan produces a broad range of products to meet the specifications of original equipment manufacturers (“OEMs”) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. Titan manufactures and sells certain tires under the Goodyear Farm Tire, Titan Tire, Carlstar and Voltyre-Prom Tire brands and has complete research and development facilities to validate tire and wheel designs. The Carlstar Group, LLC and its subsidiaries (“Carlstar”) sell tire products under the Carlisle® brand under a long-term license agreement and also sell tires under other recognized brand names, including ITP®, Trail Wolf®, Links®, USA Trail® and Carlisle Radial Trail HD™ highway trailer tires.

Agricultural Segment: Titan’s agricultural wheels, tires, and components are manufactured for use on various agricultural equipment, including tractors, combines, skidders, plows, planters, and irrigation equipment, and are sold directly to OEMs and to the aftermarket through independent distributors, equipment dealers, and Titan’s distribution centers. The wheels range in diameter from nine inches to 54 inches, with the 54-inch diameter being the largest agricultural wheel manufactured in North America. Titan’s agricultural tires range from approximately one foot to approximately seven feet in outside diameter and from five inches to 55 inches in width.

Earthmoving/Construction Segment: The Company manufactures wheels, tires, and undercarriage systems and components for various types of OTR earthmoving, mining, military, construction, and forestry equipment, including skid steers, aerial lifts, cranes, graders and levelers, scrapers, self-propelled shovel loaders, articulated dump trucks, load transporters, haul trucks, backhoe loaders, crawler tractors, lattice cranes, shovels, and hydraulic excavators. The Company provides OEM and aftermarket customers with a broad range of earthmoving/construction wheels ranging in diameter from 15 to 63 inches and in weight from 125 pounds to 7,000 pounds. Titan’s earthmoving/construction tires are offered in the Titan brand and range from approximately three feet to approximately 13 feet in outside diameter and in weight from 50 pounds to 12,500 pounds.

Consumer Segment: In February 2024, Titan acquired Carlstar, which is a global manufacturer and distributor of wheels and tires for a variety of end-market verticals including outdoor power equipment, power sports, and high speed trailers. Carlstar is primarily concentrated in the consumer segment, but also manufactures and sells small to midsize agricultural tires. Titan also offers select products for ATVs, side-by-sides, rock climbers, turf, and the lawn and garden segment. This segment also includes sales that do not readily fall into the Company’s other segments, such as custom rubber stock mixing sales to a variety of OEMs in tangential industries.

Corporate Information

Titan was incorporated in 1983 and has increased its global footprint and enhanced product offerings through a number of major acquisitions, including its recent acquisition of Carlstar. The Company’s principal executive offices are located at 1525 Kautz Road, Suite 600, West Chicago, IL 60185. Our telephone number is (630) 377-0486 and our website address is www.titan-intl.com. Information contained on our website or on any other website shall not be deemed to be incorporated herein by reference.

Acquisition of Carlstar Group; Prior Share Issuance; Stockholders Agreement

The registration statement on Form S-3, of which this prospectus forms a part, was filed to provide for the resale by the selling stockholders of the shares acquired as part of the Carlstar acquisition, as described below.

On February 29, 2024, we acquired all of the equity interests of Carlstar under the terms of a Membership Interest Purchase Agreement among Titan International, Inc., Titan Tire Holdings, Inc., Carlstar Intermediate Holdings I, LLC (“Intermediate”), AIPCF V Feeder (Cayman), LP, AIPCF V Feeder CTP Tire, LLC and Carlstar (the “Carlstar Purchase Agreement”) for a total purchase price of approximately $296.2 million, consisting of approximately $127.5 million of cash and $168.7 million of our common stock. A total of 11,921,766 shares of our common stock were issued to the selling stockholders in a private placement transaction exempt from the registration requirements of the U.S. federal securities laws.

At the closing of the Carlstar acquisition, we and the selling stockholders and certain of their affiliates entered into a Stockholders Agreement dated February 29, 2024 (the “Stockholders Agreement”). Under the Stockholders Agreement, we are obligated to pay all fees and expenses incident to the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. We will also bear fees and expenses payable to a qualified independent underwriter (if required), other fees and disbursements of underwriters customarily paid by issuers, up to $30,000 of fees and disbursements of one outside counsel for the selling stockholders and certain other expenses under the terms of the Stockholders Agreement. The selling stockholders are responsible for the underwriting discounts and commissions and certain other expenses incident to the registration and sale of the securities not covered by the terms of the Stockholders Agreement, including fees and expenses of other counsel and their own accountants, advisors or representatives relating to the registration and sale of the securities, other than as provided in the Stockholders Agreement.

Under the terms of the Stockholders Agreement, the selling stockholders are also subject to certain restrictions, including: a standstill period through the first business day after the 2025 Annual Meeting of Stockholders; a lockup period through the earlier of December 31, 2024 and the date the registration statement of which this prospectus is a part is declared effective; and agreements related to the voting of the Company’s common stock held by the selling stockholders.

The Offering

As referenced above, the registration statement on Form S-3, of which this prospectus forms a part, was filed to provide for the resale by certain selling stockholders of shares of our common stock they acquired in connection with our acquisition of Carlstar. As part of that acquisition, we entered into the Stockholders Agreement with the selling stockholders, which provides them with rights to the registration of their shares hereunder. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. See “Selling Stockholders.” As of October 31, 2024, there were 63,139,435 shares of our common stock outstanding.

Common stock offered by the selling stockholders from time to time	Up to 11,921,766 shares

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Risk Factors	See the “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE symbol	TWI

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risks and uncertainties described in the documents incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus, as well as other information we include in this prospectus, any prospectus supplement or related free writing prospectus. These risks and uncertainties include those discussed in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. See “Information Incorporated by Reference” and “Where You Can Find More Information.” These risks are not the only risks that we may face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

This prospectus and the documents incorporated by reference contain forward-looking statements that also involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described under the headings “Risk Factors” in the documents incorporated by reference. Please also see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2.

The number of shares of common stock being registered for sale is significant in relation to the number of our outstanding shares of common stock

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares of common stock represent a significant percentage of the shares of our outstanding common stock, and if sold in the market all at once or at about the same time, could likely depress the market price of our common stock. The possible sale of a large percentage of such shares during the period the registration statement remains effective also could depress the market price of our common stock and adversely affect our ability to raise equity capital, if desired.

USE OF PROCEEDS

All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales.

We will pay all fees and expenses incident to the registration of the securities. We will also bear fees and expenses payable to a qualified independent underwriter (if required), other fees and disbursements of underwriters customarily paid by issuers, up to $30,000 of fees and disbursements of one outside counsel for the selling stockholders and certain other expenses under the terms of the Stockholders Agreement. The selling stockholders are responsible for the underwriting discounts and commissions and certain other expenses incident to the registration and sale of the securities not covered by the terms of the Stockholders Agreement, including fees and expenses of other counsel and their own accountants, advisors or representatives relating to the registration and sale of the securities, other than as provided in the Stockholders Agreement.

See “Selling Stockholders” and “Plan of Distribution” below.

DESCRIPTION OF OUR CAPITAL STOCK

As of the date of this prospectus, we have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is common stock. The description of the general terms of our common stock is included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, and that description has been incorporated by reference into this prospectus as described in “Information Incorporated by Reference” below. That summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of Titan International’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws currently in effect (the “Bylaws”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2023, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read the Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL for additional information.

SELLING STOCKHOLDERS

We have prepared the registration statement of which this prospectus is a part to allow the selling stockholders to offer and sell from time to time up to 11,921,766 shares of our common stock for their own account in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). We have agreed to keep the registration effective under the Securities Act of 1933, as amended (the “Securities Act”), in general, until such shares have been sold or the selling stockholders no longer hold registrable securities under the Stockholders Agreement.

Throughout this prospectus, when we refer to the selling stockholders in this prospectus, we are referring to the holders of registration rights under the Stockholders Agreement and, as applicable, their permitted transferees, pledgees, distributees, donees, and successors–in–interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of their shares and may offer their shares from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares, other than the limitations contained in the Stockholders Agreement, as summarized below.

The table below sets forth (i) the name of each selling stockholder, (ii) the number of shares owned by each selling stockholder, (iii) the number of shares that may be offered by each selling stockholder under this prospectus, and (iv) the number of shares to be held by each selling stockholder assuming all of the shares covered by this prospectus are sold. The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 63,139,435 shares of our common stock outstanding as of October 31, 2024.

	Common Stock Beneficially Owned Prior to the Offering			Common Stock Beneficially Owned After the Offering
Name	Number	Percentage	Number Registered for Sale Hereby	Number	Percentage
Carlstar Intermediate Holdings I LLC (1), (2)	11,921,766	18.9%	11,921,766	—	—

(1)	The address for Intermediate is 450 Lexington Avenue, 40th Floor, New York, NY 10117.
(2)

All shares are held directly by Intermediate. Carlstar Holdings LLC is the sole owner of Intermediate. AIPCF V AIV C, LP is the indirect majority owner of Carlstar Holdings LLC. AIPCF V (Cayman), L.P. is the general partner of AIPCF V AIV C, LP. AIPCF V (Cayman), Ltd. is the general partner of AIPCF V (Cayman), L.P. Kim A. Marvin is one of three owners of AIPCF V (Cayman), Ltd. and serves as a member of our Board of Directors (the “Board”). Any action by AIPCF V (Cayman), Ltd. with respect to shares held directly by Intermediate, including voting and dispositive decisions, requires a unanimous vote of the owners of AIPCF V (Cayman), Ltd. Accordingly, Mr. Marvin and the other owners of AIPCF V (Cayman), Ltd. may be deemed to share voting and dispositive power with respect to the shares of common stock held directly by Intermediate, but Mr. Marvin and the other owners each disclaims beneficial ownership of the shares of common stock held directly by Intermediate, except to the extent of any pecuniary interest therein.

Agreements Related to Carlstar Acquisition and Mr. Marvin’s Board Service

On February 29, 2024, we entered into the Carlstar Purchase Agreement to acquire Carlstar, under which a wholly-owned subsidiary of Titan International acquired all of the equity interests of Carlstar for a total purchase price of approximately $296.2 million, consisting of approximately $127.5 million of cash and $168.7 million of the Company’s common stock. A total of 11,921,766 shares of the Company’s common stock were issued to the selling stockholders in a private placement transaction exempt from the registration requirements of the U.S. federal securities laws at the closing.

In connection with the Carlstar acquisition, we also entered into a Stockholders Agreement with the selling stockholders and certain affiliates. Under the Stockholders Agreement, Titan appointed Kim Marvin, a Senior Managing Member at AIP, LLC (“American Industrial Partners”) to our Board upon the closing of the Carlstar acquisition. American Industrial Partners is an affiliate of the selling stockholders. Mr. Marvin was reelected to our Board by our stockholders at our 2024 annual meeting.

Mr. Marvin is a party to a Director’s Indemnification Agreement with us dated February 29, 2024 (the “Indemnification Agreement”). In general, the Indemnification Agreement provides that we will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. Marvin against all expenses, judgments, fines, amounts paid in settlement, liabilities or losses actually and reasonably incurred by reason of the fact that Mr. Marvin is or was a director of the Company. Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Marvin in connection with any proceeding involving Mr. Marvin and covered by the Indemnification Agreement, provided that Mr. Marvin will reimburse us for such advanced expenses to the extent it is determined Mr. Marvin is not entitled to indemnification. We have agreed that we are the indemnitor of first resort under the Indemnification Agreement, Bylaws and Certificate of Incorporation with respect to Mr. Marvin, and to the extent that Intermediate or any affiliate or successor entity (“Carlstar Holdings”) provides advancement or indemnification for expenses and liabilities covered by our indemnification obligations, Carlstar Holdings will have subrogation rights and indemnification rights from us with respect to any such payments.

Under the terms of the Stockholders Agreement, the selling stockholders are also subject to certain restrictions including: a standstill period through the first business day after the 2025 Annual Meeting of Stockholders; a lockup period through the earlier of December 31, 2024 and the date the registration statement of which this prospectus is a part becomes effective; and agreements related to the voting of our common stock held by the selling stockholders. Under the Stockholders Agreement, we have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

Other than Mr. Marvin’s service on the Board, the rights held under the Stockholders Agreement and the Carlstar acquisition effected in accordance with the terms of the Carlstar Purchase Agreement, to our knowledge, none of the selling stockholders listed in the table above has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates. Other than the Stockholders Agreement, we do not have any agreements, arrangements or other understandings with the selling stockholders regarding the sale or disposition of our common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the sale and resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus.

The selling stockholders may, from time to time, sell any or all of their shares of common stock covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution of the shares of common stock by the selling stockholder to its partners, members or stockholders;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	privately negotiated transactions;

•	in options transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, because the selling stockholders are an entity, they may elect to distribute common stock to their members, partners or stockholders in-kind pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with an appropriate prospectus supplement. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents likely would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts or commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Section 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling stockholders have informed us that they are not a registered broker-dealer or an affiliate of a registered broker-dealer.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares and certain fees and expenses of the selling stockholders under the terms of the Stockholders Agreement. Under the Stockholders Agreement, we have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Stockholders Agreement. Shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part. In addition, as described under “Selling Stockholders – Agreements Related to Carlstar Acquisition and Mr. Marvin’s Board Service,” while held by the selling stockholders, the shares of common stock are subject to various restrictions, including a standstill, a lock-up and certain voting requirements.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Coburn LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Titan International, Inc. as of December 31, 2022 and 2023 and for each of the three years in the period ended December 31, 2023 that are incorporated by reference in this prospectus and elsewhere in the registration statement by reference to Titan’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their report, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Carlstar, as of and for the year ended December 31, 2023 incorporated by reference in this prospectus by reference from Titan’s Current Report on Form 8-K/A filed with the SEC on May 16, 2024 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon and have been incorporated by reference in this prospectus and the registration statement to which it relates in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act, with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to the Company and its common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, such statement is qualified by reference to the copy of the contract or other document filed with or incorporated by reference as part of the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file an Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The SEC maintains an internet site that contains such reports, any amendments thereto and other information that we file or furnish to the SEC, and these reports can be accessed free of charge through the Internet. The address of the SEC’s web site is http://www.sec.gov.

You may also access the information we file electronically with the SEC through our website at http://www.titan-intl.com. Information contained on our website or on any other website shall not be deemed to be incorporated herein by reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate in this prospectus “by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and documents that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede any information set forth or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, such as current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our definitive proxy statement filed with the SEC on April 24, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 1, 2024, July 31, 2024 and October 30, 2024, respectively.

•

Our Current Reports on Form 8-K (and amendments thereof) filed with the SEC on February  28, 2024, February 29, 2024 reporting matters under Items 1.01, 1.02, 2.01, 2.03, 3.02 5.02 and 9.01 (other than Exhibit 99.1 thereto), March  19, 2024, May  16, 2024, June  17, 2024 (Item 5.02), June  17, 2024 (Item 5.07), October  21, 2024, and November 1, 2024 (in each case, except for information contained therein which is furnished rather than filed).

•	The description of our common stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

•

All documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) (i) by us after the date of the initial registration statement and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement and any free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

Titan International, Inc.

1525 Kautz Road, Suite 600

West Chicago, IL 60185

(630) 377-0486

Attn: Alan Snyder

You may also access the annual reports, quarterly reports, current reports, proxy statements and other documents that we file with the SEC free of charge on the SEC’s website at www.sec.gov or on our website at www.titan-intl.com. Information contained on our website or on any other website shall not be deemed to be incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the registration of securities hereby, other than underwriting discounts and commissions. These costs, and the costs of underwriting discounts and commissions, will be borne by Titan International subject to the limitations set forth in the Stockholders Agreement. All fees and expenses set forth below, except for the SEC registration fee, are estimated:

SEC registration fee	$13,000
Accounting fees and expenses	115,000
Legal fees and expenses	30,000
Miscellaneous	30,000	*

Total	$188,000

*	The company has agreed to cover up to $30,000 of costs of the selling stockholders.

Item 15. Indemnification of Directors and Officers.

Titan International is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened, pending or completed actions, suits or proceedings in which such persons are made a party by reason of such persons being or having been directors, officers, employees or agents to Titan International. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Titan International’s amended and restated bylaws provide for indemnification by Titan International of any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person is or was a director or officer of Titan International, or is or was serving at the request of Titan International as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of that corporation or enterprise, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. Titan International’s amended and restated certificate of incorporation provides for these limitations of liability.

Titan International has entered into a Director’s Indemnification Agreement (the “Indemnification Agreement”) with Kim Marvin dated February 29, 2024. In general, the Indemnification Agreement provides that Titan International will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. Marvin against all expenses, judgments, fines, amounts paid in settlement, liabilities or losses actually and reasonably incurred by reason of the fact that he is or was a director of Titan International. Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Marvin in connection with any proceeding involving him and covered by the Indemnification Agreement, provided that Mr. Marvin will reimburse Titan International for such advanced expenses to the extent it is determined he is not entitled to indemnification. Titan International has agreed that it is the indemnitor of first resort under the Indemnification Agreement, Bylaws and Certificate of Incorporation with respect to Mr. Marvin, and to the extent that Carlstar Intermediate Holdings I LLC or any affiliate or successor entity (“Carlstar Holdings”) provides advancement or indemnification for expenses and liabilities covered by such Titan International indemnification obligations, Carlstar Holdings will have subrogation rights and indemnification rights from Titan International with respect to any such payments.

Titan International maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Titan International with respect to payments which may be made by Titan International to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the corporate documents and agreements referenced above.

Reference is made to Item 17 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

Exhibit No.	DESCRIPTION

2.1 (a)	Membership Interest Purchase Agreement dated as of February 29, 2024 by and among Titan International, Inc., Titan Tire Holdings, Inc., Carlstar Intermediate Holdings I, LLC, The Carlstar Group, LLC, AIPCF V Feeder C (Cayman), LP and AIPCF V Feeder CTP Tire, LLC.

3.1 (b)	Titan International, Inc. Amended and Restated Certificate of Incorporation

3.2 (c)	Bylaws of Titan International, Inc. as currently in effect

4.1 (d)	Form of Common Stock Certificate

4.2 (e)	Stockholders Agreement dated as of February 29, 2024 by and among Titan International, Inc., Carlstar Intermediate Holdings I, LLC, AIPCF V Feeder CTP Tire, LLC and AIPCF V Feeder C (Cayman), LP.

4.3 (f)	Indenture, dated as of April 22, 2021, among Titan International, Inc., the Guarantors named therein, the Trustee and the Collateral Trustee

4.4 (g)	Registration Rights Agreement, dated as of April 22, 2021, among, Titan International, Inc., the Guarantors named therein, and Goldman Sachs & Co. LLC, as representative of the initial purchasers of the Senior Secured Notes due 2028

5.1	Opinion of Thompson Coburn LLP

22 (h)	List of Subsidiary Guarantors

23.1	Consent of Grant Thornton LLP

23.2	Consent of RSM US LLP

23.2	Consent of Thompson Coburn LLP (included in Exhibit 5.1 above)

24	Power of Attorney (included on signature page)

107	Filing Fee Table

*

If applicable, to be filed subsequent to the effectiveness of this registration by amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

(a)	Incorporated by reference to Exhibit 10.1 contained in the Company’s Current Report on Form 8-K filed on February 29, 2024.
(b)	Incorporated by reference to Exhibit 3.1 contained in the Company’s Current Report on Form 8-K filed on June 29, 2015.
(c)	Incorporated by reference to Exhibit 3.2 contained in the Company’s Current Report on Form 8-K filed on April 22, 2021.
(d)	Incorporated by reference to Exhibit 4.1 contained in the Company’s Current Report on Form 8-K filed on June 29, 2015.
(e)	Incorporated by reference to Exhibit 10.2 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed on May 1, 2024.
(f)	Incorporated by reference to Exhibit 4.2 contained in the Company’s Current Report on Form 8-K filed on April 22, 2021.
(g)	Incorporated by reference to Exhibit 4.3 contained in the Company’s Current Report on Form 8-K filed on April 22, 2021.
(h)	Incorporated by reference to Exhibit 22 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(C) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant by the registrant pursuant to any provision or arrangement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chicago, State of Illinois, on November 1, 2024.

TITAN INTERNATIONAL, INC.

By:	/s/ Paul G. Reitz
Paul G. Reitz
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and/or officers of Titan International, Inc., a Delaware corporation (the “Registrant”), do hereby make, constitute and appoint Paul G. Reitz and David A. Martin, and each of them individually, jointly and severally, as the undersigned’s true and lawful attorneys-in-fact, with full power of each to act alone, and with full powers of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign and affix the undersigned’s name as such director and/or officer of the Registrant to the Registrant’s Registration Statement on Form S-3, or any other appropriate form, for the purpose of registering, pursuant to the Securities Act of 1933, its securities, and to sign any and all amendments or any and all post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to the Registration Statement or the securities covered thereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 1, 2024 by the following persons in the capacities indicated.

/s/ Paul G. Reitz
Paul G. Reitz
President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ David A. Martin
David A. Martin
Chief Financial Officer (Principal Financial Officer)

/s/ Tony C. Eheli
Tony C. Eheli
Chief Accounting Officer (Principal Accounting Officer)

/s/ Maurice M. Taylor Jr.
Maurice M. Taylor Jr., Chairman

/s/ Richard M. Cashin, Jr.
Richard M. Cashin, Jr., Director

/s/ Max A. Guinn
Max A. Guinn, Director

/s/ Kim A. Marvin
Kim A. Marvin, Director

/s/ Mark H. Rachesky
Mark H. Rachesky, Director

/s/ Anthony L. Soave
Anthony L. Soave, Director

/s/ Laura K. Thompson
Laura K. Thompson, Director